EXHIBIT INDEX

EXHIBIT 23.1           Consent of Ernst & Young LLP

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 29, 2001, with respect to the balance sheet of KeyCorp Student Loan Trust 2001-A in the KeyCorp Student Loan Trust 2001-A Prospectus Supplement and to the incorporation by reference of our report in the Registration Statement (Form S-3, No. 333-62624) and related Prospectus of KeyCorp Student Loan Trusts dated August 30, 2001.

/s/ Ernst & Young LLP

Cleveland, Ohio
August 30, 2001